  Exhibit 99.2

ACER THERAPEUTICS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2017	2016
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$2,508,204	$1,834,018
Prepaid expenses	493,660	540,053
Total current assets	3,001,864	2,374,071
Property and equipment, net	4,406	6,217
Other assets:
Goodwill	272,315	272,315
In-process research and development	118,600	118,600
Deferred financing costs	—	1,901
Total assets	$3,397,185	$2,773,104

Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,025,465	$383,411
Accrued expenses	1,441,845	438,028
Convertible notes payable	5,449,940	—
Total liabilities	7,917,250	821,439

Commitments

Series B Convertible Redeemable Preferred stock $0.0001 par value; 970,238 shares authorized, issued and outstanding (preference in liquidation of $8,149,999 at June 30, 2017 and December 31, 2016, respectively)	8,040,469	8,022,219
Series A Convertible Redeemable Preferred stock, $0.0001 par value; 638,416 shares authorized, issued and outstanding (preference in liquidation of $4,166,150 at June 30, 2017 and December 31, 2016, respectively)	4,121,641	4,114,221
Convertible Redeemable Preferred stock	12,162,110	12,136,440
Stockholders’ deficit:
Common stock, $0.0001 par value; authorized 10,000,000 shares; 2,450,000 shares issued and outstanding	246	246
Additional paid-in capital	1,177,145	1,172,200
Accumulated deficit	(17,859,566)	(11,357,221)
Total stockholders’ deficit	(16,682,175)	(10,184,775)
Total liabilities, redeemable preferred stock and stockholders’ deficit	$3,397,185	$2,773,104

See notes to unaudited condensed consolidated financial statements.

ACER THERAPEUTICS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2017	2016	2017	2016
Operating expenses:
Research and development	$1,857,856	$1,262,615	$4,891,395	$1,899,296
General and administrative	1,156,494	523,793	1,490,023	779,967
Total operating expenses	3,014,350	1,786,408	6,381,418	2,679,263
Loss from operations	(3,014,350)	(1,786,408)	(6,381,418)	(2,679,263)

Other income (expense):
Interest income	1,425	38	1,826	38
Interest expense	(109,722)	-	(122,753)	-
Total other income (expense), net	(108,297)	38	(120,927)	38

Net loss	$(3,122,647)	$(1,786,370)	$(6,502,345)	$(2,679,225)

Net loss per share - basic and diluted	$(1.27)	$(0.73)	$(2.65)	$(1.09)

Weighted average common shares outstanding - basic and diluted	2,450,000	2,450,000	2,450,000	2,450,000

See notes to unaudited condensed consolidated financial statements.

ACER THERAPEUTICS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(Unaudited)

	Six months ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(6,502,345)	$(2,679,225)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense	122,753	—
Share-based compensation	30,615	31,346
Depreciation	1,811	1,722
Write-off of deferred financing costs	1,901	69,896

Changes in operating assets and liabilities:
Prepaid expenses	46,393	(62,985)
Accounts payable	642,054	(124,232)
Accrued expenses	898,679	(431,991)
Net cash used in operating activities	(4,758,139)	(3,195,469)

Cash flows from investing activities:
Purchase of property and equipment	—	(1,582)
Net cash used in investing activities	—	(1,582)

Cash flows from financing activities:
Proceeds from convertible notes payable	5,500,000	—
Proceeds from issuance of Preferred Series B, net	—	7,994,834
Payment of debt issuance costs	(67,675)	—
Net cash provided by financing activities	5,432,325	7,994,834

Net increase in cash and cash equivalents	674,186	4,797,786
Cash and cash equivalents, beginning of period	1,834,018	798,545
Cash and cash equivalents, end of period	$2,508,204	$5,596,331

Supplemental non-cash financing transactions:
Accretion of issuance costs on Series A Convertible Redeemable Preferred stock	$7,420	$7,420
Accretion of issuance costs on Series B Convertible Redeemable Preferred stock	$18,250	$9,127

See notes to unaudited condensed consolidated financial statements.

ACER THERAPEUTICS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(Unaudited)

1.
NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Business

Acer Therapeutics Inc. (“Acer”) is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for patients with serious rare and ultra-rare diseases with critical unmet medical need. Acer’s late-stage clinical pipeline includes two candidates for severe genetic disorders for which there are few or no FDA-approved treatments: EDSIVO™ (celiprolol) for vascular EhlersDanlos Syndrome (“vEDS”), and ACER-001 (a fully taste-masked, immediate release formulation of sodium phenylbutyrate) for urea cycle disorders (“UCD”) and Maple Syrup Urine Disease (“MSUD”). There are no FDA-approved drugs for vEDS and MSUD and limited options for UCD, which collectively impact more than 4,000 patients in the United States. Acer’s products have clinical proof-of-concept and mechanistic differentiation, and Acer intends to seek approval for them in the U.S. by using the regulatory pathway established under section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, or FFDCA, that allows an applicant to rely for approval at least in part on third-party data, which is expected to expedite the preparation, submission, and approval of a marketing application.

Since its inception, Acer has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital.

The accompanying condensed consolidated financial statements for periods prior to August 2016 include the accounts of Acer and its wholly-owned subsidiary, Anchor Therapeutics, Inc. (“Anchor”) (collectively referred to as the “Company”). All intercompany balances and transactions are eliminated. See Merger Agreement section below.

The Company is subject to a number of risks similar to other companies in its industry including rapid technological change, uncertainty of market acceptance of products, competition from larger companies with substitute products, availability of future financing and dependence on key personnel.

Merger Agreement

Opexa Therapeutics, Inc. (“Opexa”) and Acer have entered into an Agreement and Plan of Merger and Reorganization, dated June 30, 2017 (the “Merger Agreement”). The Merger Agreement contains the terms and conditions of the proposed business combination of Opexa and Acer. Under the Merger Agreement, Opexa Merger Sub, Inc., a wholly-owned subsidiary of Opexa will merge with and into Acer, with Acer surviving as a wholly-owned subsidiary of Opexa. After the completion of the Merger, Opexa will change its corporate name to “Acer Therapeutics Inc.” as required by the Merger Agreement.

Basis of Presentation

The accompanying condensed consolidated balance sheet as of June 30, 2017 and the condensed consolidated statements of operations and cash flows for the three and six months ended June 30, 2017 and 2016 are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Regulation S-X. The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements and reflect, in the opinion of management, all adjustments of a normal and recurring nature that are necessary for the fair presentation of the Company’s financial position as of June 30, 2017, the results of operations for the three and six months ended June 30, 2017 and 2016, and the cash flows for the six months ended June 30, 2017 and 2016. The results of operations for the three and six months ended June 30, 2017 are not necessarily indicative of the results to be expected for the year ending December 31, 2017 or for any other future annual or interim period. The condensed consolidated balance sheet as of December 31, 2016 included herein was derived from the audited consolidated financial statements as of that date. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements included in the registration statement on Form S-4 filed by Opexa with the Securities and Exchange Commission on July 19, 2017 (Reg. No. 333-219358). The Company’s management performed an evaluation of its activities through the date of filing of these financial statements and concluded that there are no subsequent events, other than as disclosed.

Going Concern Uncertainty

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced recurring losses since inception. The Company has relied on raising capital to finance its operations.

The Company plans to raise capital through equity and/or debt financings. There is no assurance, however, that the Company will be able to raise sufficient capital to fund its operations on terms that are acceptable, or that its operations will ever be profitable.

There is substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the accompanying financial statements are available to be issued and these financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty.

2.
SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies followed by the Company in the preparation of the accompanying condensed consolidated financial statements follows:

Share-Based Compensation

The Company records share-based payments at fair value. The measurement date for compensation expense related to employee awards is generally the date of the grant. The measurement date for compensation expense related to nonemployee awards is generally the date that the performance of the awards is completed and, until such time, the fair value of the awards is remeasured at the end of each reporting period. Accordingly, the ultimate expense is not fixed until such awards are vested. The fair value of awards, net of expected forfeitures, is recognized as expense in the statement of operations over the requisite service period, which is generally the vesting period. The fair value of options is calculated using the Black-Scholes option pricing model. This option valuation model requires input of assumptions including, among others, the volatility of stock price, the expected term of the option, and the risk-free interest rate.

Use of Estimates

The Company’s accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Estimates having relatively higher significance include the accounting for acquisitions, stock-based compensation, and income taxes. Actual results could differ from those estimates and changes in estimates may occur.

Basic and Diluted Net Loss per Common Share

Basic and diluted net loss per common share is computed by dividing net loss in each period by the weighted average number of shares of common stock outstanding during such period. For the periods presented, common stock equivalents, consisting of options, convertible redeemable preferred stock and convertible notes payable, were not included in the calculation of the diluted loss per share because they were anti-dilutive.

Recently Adopted Accounting Pronouncements

In March 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, or ASU No. 2016-09, which simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification of cash flows. The Company adopted ASU No. 2016-09 as of January 1, 2017. Under the new standard, all excess tax benefits and tax deficiencies are recognized as income tax expense or benefit in the statement of operations. The tax effects of exercised or vested awards are treated as discrete items in the reporting period in which they occur. The Company applied the modified retrospective adoption approach upon adoption of the standard, and prior periods have not been adjusted. The Company elected to recognize forfeitures related to employee share-based payments as they occur. There was no material impact on the Company’s financial statements as a result of the adoption of this guidance.

Recently Issued Accounting Pronouncements

Revenue from Contracts with Customers

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), or ASU 2014-09. Subsequently, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606), which adjusted the effective date of ASU 2014-09; ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), which amends the principal-versus-agent implementation guidance and illustrations in ASU 2014-09; ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which clarifies identifying performance obligations and licensing implementation guidance and illustrations in ASU 2014-09; ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which addresses implementation issues and is intended to reduce the cost and complexity of applying the new revenue standard in ASU 2014-09; and ASU No. 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments (SEC Update), which codifies recent announcements by the SEC staff, or collectively, the Revenue ASUs.

The Revenue ASUs provide an accounting standard for a single comprehensive model for use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for interim and annual periods beginning after December 15, 2017, with an option to early adopt for interim and annual periods beginning after December 15, 2016. The guidance permits two methods of adoption: retrospectively to each prior reporting period presented (the full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the modified retrospective method). The Company will adopt the new standard effective January 1, 2018 under the modified retrospective method. The Company has allocated internal resources to the implementation and is in the process of determining the impact of the Revenue ASUs on its financial statements; however, the adoption of the Revenue ASUs may have a material impact on revenue recognition, its notes to consolidated financial statements and its internal controls over financial reporting. Currently, the Company does not have sources of revenue but future arrangements may be impacted by the adoption of the Revenue ASUs noted above.

Other Recent Accounting Pronouncements

In January 2017, the FASB issued ASU No. 2017-04, Intangibles – Goodwill and Other (Topic 350). This ASU eliminates step 2 from the goodwill impairment test by comparing the fair value of a reporting unit with the carrying amount of the reporting unit. If the carrying amount exceeds the fair value, an impairment charge for the excess is recorded. The amendments of this ASU are effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact of the adoption of this ASU on the consolidated financial statements.

In May 2017, the FASB issued ASU No. 2017-09, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting, which clarifies when changes to the terms or conditions of a share-based payment award must be accounted for as modifications. The new guidance will reduce diversity in practice and result in fewer changes to the terms of an award being accounted for as modifications. Under ASU 2017-09, an entity will not apply modification accounting to a share-based payment award if the award’s fair value, vesting conditions and classification as an equity or liability instrument are the same immediately before and after the change. ASU 2017-09 will be applied prospectively to awards modified on or after the adoption date. The guidance is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted. The Company is evaluating the impact of the adoption of this guidance on its financial statements but does not expect it to have a material impact.

In July 2017, FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-controlling Interests with a Scope Exception (Update). Part I of this Update addresses the complexity of accounting for certain financial instruments with down round features by simplifying the accounting for these instruments. This Update requires companies to disregard the down round feature when assessing whether an instrument, such as a warrant, is indexed to its own stock, for purposes of determining liability or equity classification. This will change the classification of certain warrants with down round features from a liability to equity. Also, entities must adjust their basic earnings per share (EPS) calculation for the effect of the down round provision when triggered (that is, when the exercise price of the related equity-linked financial instrument is adjusted downward because of the down round feature). That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. An entity will also recognize the effect of the trigger within equity. The guidance is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted. The Company is evaluating the impact of the adoption of this guidance on its financial statements and expects it to have a material impact as it would reclassify the derivative warrant liability into additional paid-in capital. Part II of this Update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. The amendments in Part II of this Update re-characterize the indefinite deferral of certain provisions of Topic 480, Distinguishing Liabilities from Equity that previously were presented as pending content in the Codification, to a scope exception, and do not have any accounting effect.

3.
PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 2017 and December 31, 2016:

	June 30, 2017	December 31, 2016

Computer hardware and software	$10,861	$10,861
Less accumulated depreciation	(6,455)	(4,644)
	$4,406	$6,217

4.
ACCRUED EXPENSES

Accrued expenses consisted of the following at June 30, 2017 and December 31, 2016:

	June 30, 2017	December 31, 2016

Accrued legal	$218,676	$21,477
Accrued consulting	134,360	13,105
Accrued audit and tax	50,000	39,820
Accrued interest	105,137	-
Accrued license fees	823,842	205,444
Accrued contract manufacturing	-	126,700
Accrued contract research	100,000	16,800
Accrued miscellaneous expenses	9,830	14,682
	$1,441,845	$438,028

5.
CONVERTIBLE NOTES PAYABLE

On March 22, 2017, the Company issued senior secured convertible notes payable (the “2017 Notes”) to existing investors and a vendor in the aggregate principal amount of $3,125,000. The 2017 Notes accrued interest at 10% per annum and mature on the earlier of (i) March 22, 2018 (the “Maturity Date”) or (ii) upon a Change in Control of the Company, as defined therein.

On May 31, 2017, the Company issued additional 2017 Notes to existing investors and a vendor in the aggregate principal amount of $2,375,000.

The 2017 Notes are convertible into common stock upon a Qualified Financing (as defined therein), a Change in Control, or an optional conversion by the holder. Conversion upon a Qualified Financing is at a price per share equal to the price per share paid for the shares sold in the Qualified Financing less a discount of: (i) 0%, if a Qualified Financing occurs on or before June 30, 2017; (ii) 10%, if a Qualified Financing occurs after June 30, 2017 but on or before September 1, 2017; or (iii) 20%, if a Qualified Financing occurs after September 1, 2017. Conversion upon a Change in Control is at the discretion of the holder such that the Company will pay each holder the outstanding balance on their respective note or the note is converted at a price per share equal to the lesser of $16.57 and the price per share of common stock paid to the holders of the common stock in such Change in Control. Conversion under an optional conversion by the holder is at a price per share of $16.57 based on the outstanding balance of the note.

Upon the issuance of the 2017 Notes, the Company evaluated all terms of the 2017 Notes, including the Change in Control provision, to identify any embedded features that required bifurcation and recording as derivative instruments. The Company determined that there were no such features requiring separate accounting.

In connection with the 2017 Notes, the Company incurred debt issuance costs of $67,675 and recorded them as a debt discount. During the six months ended June 30, 2017, the Company recognized $122,753 of interest expense, which includes $17,615 in amortization of debt discount and $105,138 of accrued interest on the 2017 Notes.

6.
COMMITMENTS

License Agreements

In August 2016, the Company signed an agreement with the Greater Paris University Hospitals AP-HP (via its Department of Clinical Research and Development) granting the Company exclusive worldwide rights to access and use data from a randomized controlled clinical study of celiprolol. The Company will use this pivotal clinical data to support a New Drug Application (“NDA”) regulatory filing for its lead product, celiprolol, for the treatment of vEDS. The agreement requires the Company to make certain upfront payments to AP-HP, as well as reimburse certain costs, and make payments upon achievement of defined milestones and payment of royalties on net sales of celiprolol over the royalty term.

In April 2014, the Company obtained exclusive rights to intellectual property relating to ACER-001 and preclinical and clinical data, through an exclusive license agreement with Baylor College of Medicine (“BCM”). Under the terms of the agreement, as amended, the Company has worldwide exclusive rights to develop, manufacture, use, sell and import Licensed Products as defined in the agreement. The license agreement requires the Company to make certain upfront and annual payments to BCM, as well as reimburse certain legal costs, and make payments upon achievement of defined milestones and payment of royalties on net sales of any developed product over the royalty term.

7.
STOCKHOLDERS’ EQUITY

Subscription Agreement

On June 30, 2017, the Company entered into a subscription agreement with certain current shareholders of the Company and certain new investors pursuant to which the purchasers agreed to purchase an aggregate of 1,655,162 shares of the Company’s common stock at a price per share of $9.47 for an aggregate consideration of approximately $15.7 million immediately prior to the consummation of the Merger, subject to specified conditions in the subscription agreement.

8.
STOCK INCENTIVE PLAN

The Company’s 2013 Stock Incentive Plan, as amended (the “Plan”), provides for the granting of up to 165,000 shares of common stock as incentive or non-qualified stock options and/or restricted common stock to the Company’s employees, officers, directors, consultants and advisers. Option awards are generally granted with an exercise price equal to the fair value of the common stock at the date of grant and have contractual terms of 10 years. A summary of option activity under the Plan for the six months ended June 30, 2017 is as follows:

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Contractual
	Shares	Price	Term (Years)

Options outstanding at December 31, 2016	122,000	$2.55

Cancelled/forfeited	(5,625)	2.55	-

Options outstanding at June 30, 2017	116,375	$2.55	7.79

Options exercisable at June 30, 2017	89,625	$2.55	7.79

At June 30, 2017, there was approximately $25,000 of unrecognized compensation expense related to the share-based compensation arrangements granted under the Plan and the average remaining vesting period is 0.42 years.

9.
NET LOSS PER SHARE

Basic net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding. Diluted net loss per share is computed similarly to basic net loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted net loss per share is the same as basic net loss per common share, since the effects of potentially dilutive securities are antidilutive.

As of June 30, 2017 and 2016, the number of shares of common stock underlying potentially dilutive securities include:

	June 30,
	2017	2016

Convertible redeemable preferred stock	1,608,654	638,416
Convertible promissory notes	331,925	-
Options to purchase common stock	116,375	122,000

	2,056,954	760,416